Exhibit 99.1

Contact:    Gary Levine
Chief Financial Officer
CSP Inc.
Tel: 978.663.7598 ext. 1200
Fax: 978.663.0150

CSP Inc. to Announce First-Quarter Fiscal 2017 Financial Results and Filing of its Form 10-Q after Market Close on February 23

Company to Webcast Conference Call Live at 9:00 a.m. ET on February 24

LOWELL, MA, February 22, 2017 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, announced that it will issue its first-quarter 2017 financial results after the market closes on Thursday, February 23, 2017 and will file its late Quarterly Report on Form 10-Q.

CSP President and Chief Executive Officer Victor Dellovo and Chief Financial Officer Gary W. Levine will host a conference call at 9:00 a.m. ET on Friday, February 24, 2017 to review the financial results and provide a business update. To listen to a live webcast of the call, please visit the “Investor Relations” section of the Company’s website at http://www.cspi.com/. Individuals also may listen to the call via telephone, by dialing (888) 632-3382 or (785) 424-1677. For interested parties unable to participate in the live call, an archived replay of the webcast will be available for approximately one year on CSP’s website.

About CSP Inc.
CSPi (NASDAQ:CSPI) maintains two distinct and dynamic divisions - High Performance Products and Technology Solutions - with a shared vision for technology excellence. CSPi's High Performance Products division offers extreme-performance Ethernet products for diverse applications, including cybersecurity, financial trading, content creation/distribution, storage networking applications, as well computer signal processing systems. CSPi's Technology Solutions division provides innovative technology solutions for network solutions, wireless & mobility, unified communications & collaboration, data center solutions, advanced security, along with professional and managed services across those technology focus areas. CSPi Technology Solutions works with the world's leading IT software and infrastructure companies to create solutions for the unique IT requirements of its customers. For more information, please visit www.cspi.com.